                                                                  Exhibit 10.9


                            STOCK PURCHASE AGREEMENT



                              DATED AUGUST 26, 1999



                                  BY AND AMONG



                          WORLD COMMERCE ONLINE, INC.,
                              a Nevada corporation,


                          FRESH PRODUCTS NETWORK B.V.,
             an entity organized under the laws of the Netherlands,


                          OMNIFLORA INTERNATIONAL LTD.,
        an entity organized under the laws of the British Virgin Islands,


                               JOBO HOLDING B.V.,
             an entity organized under the laws of the Netherlands,


                                       AND


                                 NILS VAN BEEK,


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into as of the 26th day of August, 1999, by and among WORLD COMMERCE ONLINE, INC., a Nevada corporation (the "Purchaser"), FRESH PRODUCTS NETWORK B.V., an entity organized under the laws of the Netherlands (the "Company"), OMNIFLORA INTERNATIONAL LTD., an entity organized under the laws of the British Virgin Islands ("Omniflora"), JOBO HOLDING B.V., an entity organized under the laws of the Netherlands (the "Stockholder") and NILS VAN BEEK, a citizen of the Netherlands ("van Beek").

                                    RECITALS:

         WHEREAS, the Stockholder owns all of the issued and outstanding shares of common stock, par value 1 Euro per share, of the Company (the "Company Common Stock"); and

         WHEREAS, the Purchaser desires to acquire from the Stockholder, and the Stockholder desires to sell or to cause to be transferred to the Purchaser, the Company Common Stock, pursuant to the terms of this Agreement; and

         WHEREAS, the Purchaser and the Company together with the Stockholder have negotiated mutually acceptable terms and conditions for such acquisition, pursuant to which the Company will become a wholly owned subsidiary of the Purchaser and the Purchaser shall acquire the equity interest in the Company previously represented by all of the Company Common Stock, as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby, the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser, the Company, Omniflora, van Beek, and the Stockholder do hereby agree as follows:

                                    ARTICLE I

                     Acquisition of the Company Common Stock

         1.1 Acquisition of the Company Common Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser shall acquire the Company Common Stock currently held by the Stockholder, which represents all of the issued and outstanding shares of common stock of the Company. As consideration for the Company Common Stock, the Stockholder shall receive the consideration set forth in Section 1.2 below. In furtherance thereof, the Stockholder shall, simultaneously with the execution of this Agreement, deliver to the Purchaser the certificate(s) representing the Company Common Stock, duly endorsed for transfer or accompanied by stock powers executed in blank for transfer.

         1.2 Acquisition Consideration. Pursuant to the terms and conditions of Sections 1.3, 1.4, and 1.5, and upon the surrender of the certificate(s) representing such Company Common Stock in accordance with the provisions of
Section 1.1 above: (i) the Stockholder and Omniflora shall each receive one-half of the Acquisition Shares (as defined in Section 1.3 of this Agreement); (ii) the Purchaser shall assume and become liable for the Assumed Liabilities (as defined in Section 1.4 of this Agreement); and (iii) the Stockholder shall be entitled to receive the Earn Out Shares (as defined in Section 1.5 of this Agreement).
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         1.3 Acquisition Shares and Agreed Value. At the Closing, the Purchaser
shall issue and deliver, or request its transfer agent to so deliver, certificate(s) representing One Hundred Thousand shares of common stock, par value of $.001 per share, of the Purchaser (the "Acquisition Shares").

         1.4 Assumed Liabilities. At the Closing, the Purchaser shall assume and become liable for the payment of the debt owed by the Company to van Beek Bloemen B.V. in the amount of HFL 727.984,98 (the "Assumed Liabilities").

         1.5 Earn Out Consideration. As additional consideration for the consummation of the transactions contemplated by this Agreement, the Stockholder shall be eligible to receive additional consideration (the "Earn Out") in an amount equal to One Hundred Thousand shares of common stock, par value of $.001 per share, of the Purchaser (the "Earn Out Shares"). The Stockholder is eligible to receive the Earn Out if, and only if, by December 31, 2000 (the "Earn Out Period"), the Stockholder achieves the Milestone. For purposes of this section, the term "Milestone" shall mean that at least HFL 30,000,000 in turnover from growers and primary suppliers of cut flowers shall have been processed through the Company's existing model, as such is revised in the ordinary course of business. The Purchaser shall conduct an audit to determine if the Milestone has been achieved within thirty (30) days after the end of the Earn Out Period. If the Milestone has been achieved, the Purchaser shall issue and deliver to the Stockholder a certificate representing the Earn Out Shares within ten (10) business days following the date of receipt of the results of Purchaser's audit. If the Milestone has not been achieved, the Purchaser shall deliver to the Stockholder a statement that the Milestone has not been achieved along with a copy of the audit. The Milestone shall be reduced to the extent the Purchaser alters its business model after the date of this Agreement.


                                   ARTICLE II

                        Representations and Warranties of
              the Company, Omniflora, van Beek and the Stockholder

         The Company, Omniflora, van Beek and the Stockholder, jointly and severally, make the following representations and warranties to the Purchaser, each of which shall be deemed material (and the Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

         2.1 Valid Corporate Existence; Qualification. The Company is duly organized, validly existing and in good standing under the laws of the country of the Netherlands. The Company has the corporate power to carry on its businesses as now conducted and to own its assets. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions in which the Company is required to qualify in order to own its assets or properties or to carry on its businesses as now conducted, except where the failure to qualify would not have a material adverse effect on the business of the Company taken as a whole, and there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of the Company's good standing certificates or certificates of existence (issued by the appropriate authority), Articles of Incorporation (certified by the appropriate authority) and By-Laws (certified by the Secretary), as amended to date, which constitute a part of Schedule 2.1 are true and complete copies of those documents as now in effect. The minute books of the Company contain accurate records of all meetings of its Boards of Directors and stockholders since the date of incorporation, and accurately reflect all material transactions referred to therein. At Closing, all such minute books and records will be in the possession of the Company.

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         2.2 Capitalization. The authorized capital stock of the Company consists of 100,000 shares of common stock, and 0 shares of preferred stock, par value 1 Euro per share, of which there are 20,000 shares of common stock and no shares of preferred stock issued and outstanding. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company, Omniflora, van Beek or the Stockholder are a party or by which such persons are bound, calling for the issuance, transfer, sale or other disposition of any class of securities of the Company. There are no outstanding securities of the Company convertible or exchangeable, actually or contingently, into shares of common stock, or any other securities of the Company.

         2.3 No Subsidiaries. There are no corporations, partnerships or other business entities controlled by the Company (collectively, "Subsidiaries"). As used in this Agreement, "controlled by" means: (i) the ownership of not less than fifty percent (50%) of the voting securities or other interests of a corporation, partnership or other business entity; or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. The Company has not made any investment in, and does not own, any capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity that is not reflected on its books and records.

         2.4 Consents. There are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of the Company, Omniflora, van Beek or the Stockholder to enable such persons to enter into and carry out this Agreement in all material respects.

         2.5 Corporate Authority; Binding Nature of Agreement; Title to the Company Common Stock, etc. The Company, Omniflora, van Beek and the Stockholder have the power to enter into this Agreement and to carry out its or their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by each of the the Company's, Omniflora's and the Stockholder's Board of Directors and upon execution of this Agreement by the Company, Omniflora and the Stockholder, no other corporate proceeding on the part of the Company, Omniflora or the Stockholder, respectfully, is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of the Company, Omniflora, van Beek and the Stockholder and, assuming that this Agreement constitutes the legal, valid and binding agreement of the Purchaser, is enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity. Omniflora, van Beek and the Stockholder represent and warrant with respect to the shares of Company Common Stock that: (i) the Stockholder is the sole record and beneficial owner of such shares free and clear of all manner of liens, charges, encumbrances, claims restrictions and assessments whatsoever; and (ii) the Stockholder has good and marketable title to such shares and the absolute and unqualified right to sell, transfer and deliver such shares to the Purchaser.

         2.6 Financial Statements. Attached hereto as Schedule 2.6 are the unaudited financial statements (including Balance Sheet, Income Statement and Statement of Cash Flows) for the Company as of July 31, 1999 (the "Financial Statements") all of which fairly reflect, in all material respects, the financial condition and results of operations of the Company as of the date thereof. Without limitation of the foregoing, the Company does not have any material liabilities, debts, or obligations, fixed or contingent, known or unknown, except to the extent reflected in such financial statements.


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         2.7 Actions Since Financial Statements Date. Since the date of the
Financial Statements (the "Financial Statements Date"), the Company has not: (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material absolute obligation or liability, except those arising in the ordinary and usual course of its business that would normally be reflected on the books of the Company; (iii) incurred any material contingent obligation or liability, except those arising in the ordinary and usual course of its business; (iv) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Financial Statements Date in the ordinary and usual course of business; (v) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (vi) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vii) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (viii) entered into any material transaction not in the ordinary and usual course of business; (ix) waived any rights of material value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (x) except in the ordinary and usual course of business made any loans or advances to any person, or assumed, guaranteed, or otherwise become responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business). To the extent that any moneys are outstanding under any line of credit of the Company, all such funds were utilized in the ordinary and usual course of business. Since the Financial Statements Date the Company has not declared, paid or set aside any dividends (other than normal recurring dividends paid in the ordinary course of business and in the same proportions as the prior year) or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock.

         2.8 Absence of Material Changes. There has not been any material change, whether or not adverse, in the assets, properties, operations or financial condition of the Company and/or since the Financial Statements Date no event has occurred, other than in the ordinary and usual course of business, which could be reasonably expected to have a material effect upon the business of the Company, and neither the Company nor the Stockholder knows of any development or threatened development of a nature that will have, or which could be reasonably expected to have, a material effect upon the business of the Company or upon any of its assets, properties, operations or financial condition, taken as a whole, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a material nature.

         2.9 Ownership of Assets; Trademarks, etc. The Company owns outright, and has good and marketable title to all of its assets (including all computer software and all source and object codes thereto, and all assets reflected in the Financial Statements, except as the same may have been disposed of in the ordinary course of business since the Financial Statements Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or ownership rights. The Company has the valid right to utilize all intellectual property utilized in its business operations. The Company has no interest as owner or licensee in any patents, copyrights, trademarks or trade names relating to any property utilized by the Company in its business operations. No other person, firm or corporation has any proprietary or other interest in any such property. The Company is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. To the knowledge of the Stockholder the Company is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have


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

been instituted or are threatened and no claim has been received by the Company or the Stockholder alleging any such violation.

         2.10 Insurance. The Company maintains, has in full force and effect, and has paid all premiums in respect of policies of fire, liability and other forms of insurance held by the Company and covering its assets and business against such hazards and in such amounts as are normal and customary for businesses of similar size, scope and nature. Neither the Company, Omniflora, van Beek nor the Stockholder knows of any state of facts, or of the occurrence of any event which might reasonably: (i) form the basis for a valid claim for any material damages against the Company not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in a material increase in insurance premiums of the Company on a retroactive or prospective basis. Neither the Company nor the Stockholder knows of any state of facts concerning any claim which an employee may have against the Company that is not fully covered by insurance (including any medically related illness).

         2.11 Litigation, Compliance with Laws. There are no actions, suits, proceedings or governmental investigations relating to the Company or to any of its properties, assets or business filed or commenced and pending or, to the knowledge of the Company, Omniflora, van Beek and the Stockholder, threatened, or any order, injunction, award or decree outstanding, against the Company or against or relating to any of its properties, assets or business; and neither the Company, Omniflora, van Beek nor the Stockholder knows of any basis for any such action, suits or proceedings which governmental investigations, orders, injunctions or decrees could reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company. The Company is not in violation of any domestic or foreign law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on the Company.

         2.12 Real Property. The Company does not own any real estate or any interest therein, except to the extent of its interest as lessee under the lease for business premises (the "Lease", a true and complete copy of which is attached hereto as Schedule 2.12). The Company (and, to the best of the Stockholder's knowledge, the landlord thereunder) is presently in compliance with all of its obligations under the Lease, and the premises leased thereunder are in good condition (reasonable wear and tear accepted), and are adequate for the operation of the business of the Company as presently conducted. No consent of the landlord under the lease which has not previously been obtained is required in connection with the transactions contemplated by this Agreement.

         2.13 Agreements and Obligations, Performance. The Company is not a party to, nor is bound by any: (i) written or oral contract, arrangement, commitment or understanding which involves aggregate annual payments in excess of One Thousand Dollars ($1,000) that cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (ii) contractual obligation or contractual liability of any kind to the Stockholder; (iii) contract, arrangement, commitment or understanding with its customers, suppliers or the Stockholder or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, (other than warranty liability), sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer, employee, consultant or independent contractor not terminable at will without penalty or premium or any continuing obligation or liability; (vi) deferred compensation bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (vii) union or other collective bargaining agreement; (viii) agreement, commitment or understanding relating to indebtedness for borrowed money other than trade payables incurred in the ordinary course of business and reflected on


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the books and records of the Company; (ix) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (x) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographical area, except for manufacturer's representatives or distribution agreements; (xi) contract or option relating to the acquisition or sale of any business; (xii) voting trust agreement or similar stockholder's agreement; (xiii) option for the purchase of any asset, tangible or intangible; or (xiv) other contract, agreement, commitment or understanding which materially and adversely affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business (all of the above, collectively, the "Listed Agreements"). The Company has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements, and has received no notice of any default or alleged default hereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Neither the Company nor the Stockholder knows of any material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

         2.14 Accounts and Notes Receivable. Schedule 2.14 sets forth a true and correct copy of all accounts and notes receivable of the Company as of the date of this Agreement. All of the accounts and notes receivable reflected in the Financial Statements of the Company were or will have been created in the ordinary course of its business, from the sale of services or goods, and neither the Company nor the Stockholder knows of any valid defense or right of set-off to the rights of the Company to collect such accounts receivable in the full amounts shown.

         2.15 Permits and Licenses. Schedule 2.15 sets forth all permits, licenses, orders, franchises and approvals from all domestic and foreign governmental regulatory bodies held by the Company. The Company has all permits, licenses, orders, franchises and approvals of all domestic and foreign governmental or regulatory bodies, whose failure to be held would materially and adversely affect the Company's ability to carry on its business as presently conducted and such permits, licenses, orders, franchises and approvals are in full force and effect, and no suspension or cancellation of any of such other permits, licenses, etc. is pending or to the knowledge of the Company threatened; and the Company is in compliance in all material respects with all requirements, standards and procedures of the domestic and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals. Schedule 2.15 also sets forth a brief description (including all vehicle identification numbers) of all vans, automobiles, trucks or other vehicles owned or leased by the Company and the jurisdiction in which such vehicle is registered or titled.

         2.16 Banking Arrangements. Schedule 2.16 sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from the Company and a summary statement of the terms thereof.

         2.17 Interest in Assets. Neither Omniflora, van Beek, the Stockholder nor any affiliate(s) of Omniflora, van Beek or the Stockholder own any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of the Company. As used herein, "affiliate" means any person, corporation or other entity (other than the Company) which directly or indirectly controls, is controlled by or is under common control with another person or entity.

         2.18 Employee Benefit Plans. The Company does not have any policies or plans, whether written or not, that provide for health, dental or vision benefits, vacation benefits, severance benefits, leave

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

rights or other benefits to its employees. No payment required to be made to any employee associated with the Company as a result of the transactions contemplated hereby under any contract or otherwise.

         2.19 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company, Omniflora, van Beek and the Stockholder with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Articles of Incorporation or By-laws of the Company, Omniflora or the Stockholder;

                  (b) except for manufacturer's representatives and distribution agreements, violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any material agreement or, other material document or undertaking, oral or written to which any of the Company, Omniflora, van Beek or the Stockholder is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                  (c) result in the creation of any material lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company, Omniflora, van Beek or the Stockholder or pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, the Company, Omniflora, van Beek or the Stockholder or upon their respective properties or assets; or

                  (e) to the best of the Company's, Omniflora's, van Beek's or the Stockholder's knowledge, violate any law or regulation of any jurisdiction relating to the Company or the Stockholder or any of their securities, assets or properties.

         2.20 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Purchaser by the Company, van Beek and the Stockholder without the intervention of any broker, finder, investment banker or other third party. Neither the Company, van Beek nor the Stockholder has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and van Beek and the Stockholder agree to indemnify the Purchaser against, and to hold it harmless from any claim for brokerage or similar commission or other compensation which may be made against the Purchaser by any third party in connection with any transactions contemplated hereby which claim is based upon any action by the Company, van Beek or the Stockholder.

         2.21 Labor Discussions. The Company is not, and nor has it ever been, a party to any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the Company's employees, nor obligated under any agreement to recognize or bargain with any labor organization or union, nor involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

         2.22 Change of Name. The Company has not conducted business under any name other than Fresh Products Network B.V.


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

         2.23  Environmental Matters.

                  (i) The Company has not used, generated, operated, processed, distributed, recycled, transported, used, treated, stored, handled, emitted, discharged, released or disposed of (or caused any person or entity to do any of the foregoing or assisted any person or entity in doing any of the foregoing) any Hazardous Materials on the property used by the Company, or any other property, except for those Hazardous Materials commonly used for office and administrative purposes, but only so long as the quantities thereof are in compliance with Environmental Laws, and do not pose a threat to public health of the environment.

                  For purposes of this Section 2.23, the following terms shall have the following meanings:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Materials, or the environment (including but not limited to ground or air or water or noise pollution or contamination, natural resources, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Medical Waste Tracking Act, 42 U.S.C. ss. 6992 et. seq.; the Occupational Safety and Health Act 29 U.S.C. ss. 651-678; and the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq.

                  "Hazardous Materials" means any substance, whether solid, liquid or gaseous which is listed, defined or regulated as a "hazardous substance", "hazardous waste", "hazardous constituent", "Medical waste" or "solid waste", or otherwise classified as a hazardous, toxic or regulated substance, in or pursuant to any Environmental Law; or which is or contains asbestos, radon, methane, infectious waste, any polychlorinated biphenyl, urea formaldehyde foam insulation explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause contamination or a nuisance, or a hazard to the environment or to the health or safety of persons.

                  "On" or "on", means "on, in or under, at, above or about."

                  "Environmental Permit" means all permits authorizations or certifications required by any Environmental Law to occupy, operate, use or conduct activities at property used by the Company or to transport, recycle or dispose of materials off-site.

                  "Environmental Claim" means any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action including, but not limited to any information request letters, at any time threatened, instituted or completed pursuant to any applicable Environmental Law, against the Company or against or with respect to property used by the Company, and any claim at any time threatened or made by any person against the Company or against or with respect to property used by the Company, or any prior use, operation or ownership of property used by the Company, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.

                  (ii) There are no underground storage tanks, sumps or cesspools on the property used by the Company;


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

                  (iii) The Company has received no notice and has no knowledge of any Environmental Claim relating to any property used by the Company or the business operated by the Company;

                  (iv) The Company has received and is in compliance with all applicable Environmental Permits.

         2.24 Untrue or Omitted Facts. No representation, warranty or statement by the Company, Omniflora, van Beek or the Stockholder in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to the either the Company, Omniflora, van Beek or the Stockholder that has had, or which may be reasonably expected to have, a material adverse effect on the Company or any of its assets, properties, operations or businesses and that has not been disclosed in writing to the Purchaser.

         2.25 Investment Representation. Omniflora and the Stockholder each hereby represent that they understand that the transaction contemplated by this Agreement is to be carried out as a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act") and, accordingly neither the Acquisition Shares nor the Earn Out Shares (collectively, the "Shares") will have been registered under the Act at the time of Closing. Omniflora and the Stockholder each further represent that they are acquiring the Shares for investment purposes only and not with a view to or for resale in connection with any distribution of the Shares, nor with any present intention of distribution (within the meaning of the Act) of the Shares. Omniflora and the Stockholder each understands that because the Shares will not have been registered under the Act, the Purchaser will not permit the transfer of such Shares without registration under the Act, or upon the issuance to the Purchaser of a favorable opinion of its counsel or of the submission to the Purchaser of such other evidence as may be satisfactory to counsel for the Purchaser, in either case, to the effect that any such transfer, whether pursuant to Rule 144 of the Act or otherwise, shall not be in violation of the Act, and any applicable state securities laws, and that the share certificates representing such Shares will be issued with a restrictive legend providing notice of such restriction.

         2.26 Access to Information. Omniflora and the Stockholder each hereby represent and warrant to the Purchaser that they have had an opportunity to ask questions of, and receive answers from, appropriate officers and representatives of the Purchaser concerning the terms and conditions of the issuance of the Shares and to obtain any additional information concerning the Purchaser which they have requested. In addition, Omniflora and the Stockholder each represent and warrant that the Purchaser has made available for inspection by them various documents connected with the Purchaser's business and has not refused in any way to permit them to inspect any document requested to be inspected by them.


                                   ARTICLE III

                   Representations and Warranties of Purchaser

         The Purchaser makes the following representations and warranties to the Company, Omniflora, van Beek and the Stockholder, each of which shall be deemed material (and the Company, Omniflora, van Beek and the Stockholder, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

         3.1 Valid Corporate Existence; Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has the corporate power to carry on its business as now conducted and to own its assets. The Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions in which it is required to qualify in order to own its assets or properties or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that the Purchaser is required to qualify or otherwise be, authorized to do business as a foreign corporation therein.

         3.2 Consents. There are no consents of governmental or other regulatory agencies, foreign or domestic, or of other parties, other than the consent of Interprise Technology Partners, L.P., required to be received by or on the part of the Purchaser to enable the purchaser to enter into and carry out this Agreement in all material respects.

         3.3 Corporate Authority; Shares Validly Issued; Binding Nature of Agreement. The Purchaser has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly authorized by the Purchaser's Board of Directors and no other corporate proceeding on the part of the Purchaser will be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of the Purchaser and, assuming that this Agreement constitutes the legal, valid and binding agreement of the other parties, is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity. The Shares have been duly authorized and when issued shall be outstanding, fully paid and nonassessable.

         3.4 No Breach. Provided all required consents have been obtained, neither the execution and delivery of this Agreement nor compliance by the Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Purchaser;

                  (b) violate or, alone or with the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Purchaser is a party or by which it or any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to Closing, be, obtained);

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser or pursuant to the terms of any such agreement or, instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon the Purchaser or upon its properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to the Purchaser or any of its securities, assets or properties.

         3.5 Untrue or Omitted Facts. No representation, warranty or statement by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

         3.6 Tax Free Reorganization. Notwithstanding anything to the contrary contained herein, the Purchaser makes no representations or warranties to the Company or the Stockholder concerning whether this transaction will qualify as a tax free reorganization under the Code.


                                   ARTICLE IV

                              Additional Agreements

         4.1 Consulting Agreement. At the Closing, the Stockholder and the Purchaser shall each have executed a Consulting Agreement substantially in the form attached hereto as Exhibit 4.1.

         4.2 Warrant. At the Closing, the Purchaser shall have executed a warrant for the purchase of common stock of the Purchaser in the name of van Beek substantially in the form attached hereto as Exhibit 4.2.


                                    ARTICLE V

                                     Closing

         5.1 Conditions to Closing. The delivery of the items to be delivered by the Company and the Stockholder as provided in Section 5.3 hereof shall constitute the conditions precedent to the obligation of the Purchaser to complete the acquisition of the Company Common Stock contemplated by this Agreement (the "Closing"), and the delivery of the items to be delivered by the Purchaser as provided in Section 5.4 hereof shall constitute the conditions precedent to the obligation of the Company and the Stockholder to Close. The date on which the Closing shall be deemed to have occurred is referred to in this Agreement as the "Closing Date."

         5.2 Location, Time and Date. The location and time for the delivery of the items to be delivered by the parties pursuant to this Article V shall be at such place and time as is agreed to by the parties hereto, but in no event shall the Closing occur later than September 30, 1999.

         5.3 Items to be Delivered by the Company and the Stockholder. At the Closing, the Company and the Stockholder will deliver or cause to be delivered to the Purchaser:

                  (a) An acknowledgement by a notary or other individual satisfactory to the Purchaser, or some form of documentation satisfactory to the Purchaser that the Company has transferred the Company Common Stock then representing one hundred percent (100%) of the outstanding shares of Company Common Stock to the Purchaser; and

                  (b) A certificate signed by the Company, Omniflora, van Beek and the Stockholder representing that: (i) all representations and warranties of the Company, Omniflora, van Beek and the Stockholder contained in this Agreement and in any written statement, Exhibit, certificate or schedule delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date; and (ii) the Company, Omniflora, van Beek and the Stockholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing; and

                  (c) Such other documents and certificates as are required to be delivered by the Company and the Stockholder pursuant to the provisions of this Agreement or as reasonably requested by the Purchaser.

         5.4 Items to be Delivered by the Purchaser. At the Closing, the Purchaser will deliver or cause to be delivered to Omniflora, van Beek and the
Stockholder:

                  (a) The certificate for the Acquisition Shares due Omniflora, and confirmation of issuance of the certificate for Stockholder's Acquisition Shares, subject to Purchaser's retention thereof under this Agreement;

                  (b) The Warrant required by Section 4.2; and

                  (c) Such other documents and certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement or as reasonably requested by the Stockholder.


                                   ARTICLE VI

                  Survival of Representations; Indemnification

         6.1 Survival. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of four (4) years from the Closing Date (the "Indemnification Period"). To the extent that an Indemnified Party (as hereinafter defined) asserts in writing a claim for Damages (as hereinafter defined) against an Indemnifying Party (as hereinafter defined) prior to the expiration of the Indemnification Period, which claim reasonably identifies the basis for the claims and the amounts of any reasonably ascertainable damages, the Indemnification Period shall be extended for such claim until such claim is resolved, subject to the limitations hereinafter provided.

         6.2 Indemnification by Omniflora and the Stockholder. Omniflora and the Stockholder agree to save, defend and indemnify the Company and the Purchaser, their officers, directors, employees and agents against and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) ("Damages") arising from the breach of any of the representations, warranties, covenants or agreements contained herein, or arising from or in connection with, in any way, any Hazardous Materials set forth in Schedule 2.23, and the representations, warranties, covenants or agreements of Omniflora or the Stockholder contained in the documents executed by the Stockholder in connection herewith, which arise during and the basis for which is made during the Indemnification Period, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in the Financial Statements. The Purchaser shall be entitled to set-off against the Earn Out and the Earn Out Shares any indemnity claims which may arise under this Agreement; provided, however, the Purchaser's right to indemnification shall in no way be limited to the amount, if any, of such set-off. AS COLLATERAL TO SECURE THE PERFORMANCE OF THESE OBLIGATIONS, STOCKHOLDER ALSO PLEDGES, GRANTS AND CONVEYS TO PURCHASER A SECURITY INTEREST IN STOCKHOLDER'S (JOBO) 50,000 ACQUISITION SHARES, WHICH SHALL BE PERFECTED BY PURCHASER'S RETAINING POSSESSION OF THE CERTIFICATE REPRESENTING THE ACQUISITION SHARES, UNTIL THE EARLIER OCCURS OF: (i) THE MILESTONES DESCRIBED ABOVE IN SECTION 1.5 ARE ACHIEVED; OR (ii) ONE HUNDRED EIGHTY(180) DAYS ELAPSES FROM THE CLOSING DATE; AT WHICH TIME THE SECURITY INTEREST SHALL BE DISCHARGED AND THE CERTIFICATE REPRESENTING THE ACQUISITION SHARES SHALL BE DELIVERED TO

STOCKHOLDER, IF PURCHASER HAS NOT PREVIOUSLY IDENTIFIED AND NOTIFIED STOCKHOLDER OF ANY BREACH FOR WHICH PURCHASER WOULD BE ENTITLED TO INDEMNIFICATION.

         6.3 Indemnification by the Purchaser. The Purchaser agrees to save, defend and indemnify Omniflora, van Beek and the Stockholder against and hold them harmless from any and all Damages arising from the breach of any of the Purchaser's representations, warranties, covenants or agreements contained herein or the documents executed by Purchaser in connection herewith, which arise during the Indemnification Period.

         6.4 Nature of Liability of Omniflora and the Stockholder. Each of the indemnity obligations of Omniflora and the Stockholder contained in this Agreement are joint and several.

         6.5 Limitations of Liability.

                  6.5.1 Liability of the Stockholder. Upon a Final Determination (as provided in Section 6.5.3) of the amount of any claim for Damages made against the Stockholder by the Purchaser, the Purchaser shall be entitled to recover the amount of such Damages as finally determined.

                  6.5.2 Liability of the Purchaser. Upon a Final Determination (as provided in Section 6.5.3) of the amount of any claim for Damages made against the Purchaser by the Stockholder, the Stockholder shall be entitled to recover the amount of such Damages as finally determined.

                  6.5.3 Final Determination. For the purposes of this Section 6.5, a Final Determination shall exist when: (i) the parties agree upon the amount; or (ii) a court of competent jurisdiction shall have made a Final Determination with respect thereto and appeal therefrom shall not have been taken within thirty (30) days from the date of such determination, or such greater or lesser time as a court of competent jurisdiction shall require. The asserting party will assign to the other party any claims against which the asserting party has been indemnified and has been paid as provided herein, as to which there may be claims against others, and the other party in all respects shall be subrogated to the rights of the asserting party in connection therewith.

         6.6 Defense of Claims. Each party entitled to indemnification under this Article VI (the "Indemnified Party") agrees to notify the party required to provide indemnification (the "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect of which the Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The failure of the Indemnified Party to promptly give notice shall not preclude such Indemnified Party from obtaining indemnification under this Article VI, except to the extent, and only to the extent, that the Indemnifying Party's failure actually prejudices the rights or increases the liabilities and obligations of the Indemnifying Party. The Indemnifying Party shall have the right, at its election, to defend or compromise any such claim at their own expense with counsel of their choice; provided, however, that: (i) such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; (ii) the Indemnified Party may participate in such defense, if it so chooses with its own counsel and at its own expense; and (iii) any such defense or compromise shall be conducted in a manner which is reasonable and not contrary to the Indemnified Party's interest. In the event the Indemnifying Party does not undertake to defend or compromise, the Indemnifying Party shall promptly notify the Indemnified Party of its intention not to undertake to defend or compromise the claim.

                                   ARTICLE VII

                            Miscellaneous Provisions

         7.1 Expenses. Except as otherwise expressly provided or set forth in, or required by, this Agreement, the Purchaser, the Company, Omniflora, van Beek and the Stockholder shall each bear their own expenses in connection herewith.

         7.2 Modification, Termination or Waiver. This Agreement may be amended, modified, or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         7.3 Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by any party other than the Purchaser.

         7.4 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be: (i) delivered personally;
(ii) mailed, certified or registered, postage prepaid; (iii) sent by overnight courier delivery service, receipt acknowledged, fees prepaid; or (iv) transmitted by facsimile transmission to a telephone number as to which one party notifies the other. Notice shall be deemed given when so delivered personally, or if mailed, five (5) days after the date of mailing, or if deposited with a courier service, two (2) days after such deposit, addressed as follows

If to the Purchaser, to:             World Commerce Online, Inc.
                                     9677 Tradeport Drive
                                     Orlando, Florida 32827
                                     Attn:  Robert Shaw
                                            President

With a copy to:                      World Commerce Online, Inc.
                                     9677 Tradeport Drive
                                     Orlando, Florida 32827
                                     Attn:  Tucker H. Byrd, Esq.
                                            General Counsel

If to the Stockholder, to:           Nils van Beek
                                     Wilgenlaan 9
                                     1431 HT Adsmeer, Netherlands

If to the Omniflora, to:             Andre Schmid
                                     P.O. Box 56038
                                     Nairobi, Kenya

If Notice is provided by facsimile it shall be deemed given upon confirmation of transmission. The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

         7.5 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by Omniflora, van Beek or the Stockholder without the express written consent of the Purchaser.

         7.6 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all of the negotiations, understandings and representations (if any) made by and between such parties.

         7.7 Exhibits. All exhibits or schedules annexed hereto (the "Exhibits") are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits shall be deemed to refer to and include all such Exhibits.

         7.8 Governing Law. This Agreement shall be construed and enforced in accordance with the local laws of the State of Florida applicable to agreements to be executed and performed wholly within said state without giving effect to its conflicts of laws provisions. The parties further agree that in any dispute between them relating to this Agreement, exclusive jurisdiction shall be in the trial courts located within Orange County, Florida, any objections as to jurisdiction or venue in such court being expressly waived.

         7.9 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         7.10 Severability. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

         7.11 Attorneys' Fees. In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorneys' fees, expenses and suit costs, including those associated with any appellate or post-judgment collection proceeding.

         7.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         7.13 Recitals. The recitals set forth at the beginning of this Agreement are true and correct and incorporated by reference into the body of this Agreement.

         7.14 Definition of Knowledge. Whenever a statement of any party to this Agreement is qualified by that party's "knowledge", "knowledge" means the actual knowledge of the person making such statement at the time or times that such statement is made. If the statement is made by a corporation, the actual knowledge of the corporation's officers and directors is imputed to the corporation; otherwise, the actual knowledge of a person shall not be imputed to any other person.

         7.15 Benefits to Others. The representations, warranties and covenants contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not confer and are not intended to confer any rights on any other persons.



                        [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                          "PURCHASER":

                                          WORLD COMMERCE ONLINE, INC.

                                          By: /s/ Robert Shaw
                                             --------------------------------
                                                Robert Shaw
                                                President


                                          "COMPANY":

                                          FRESH PRODUCTS NETWORK B.V.

                                          By: /s/ Nils van Beek
                                             --------------------------------
                                                Nils van Beek
                                                President


                                          "OMNIFLORA":

                                          OMNIFLORA INTERNATIONAL LTD.

                                          By: /s/ Andre Schmid
                                              -------------------------------
                                                Andre Schmid


                                          "STOCKHOLDER":

                                          JOBO HOLDING B.V.

                                          By: /s/ Nils van Beek
                                              -------------------------------
                                                Nils van Beek


                                              /s/ Nils van Beek
                                              -------------------------------
                                                Nils van Beek

                                LIST OF SCHEDULES


         SCHEDULE                           DESCRIPTION
         --------                           -----------
         Schedule 2.1                       Articles and Bylaws

         Schedule 2.6                       Financial Statements

         Schedule 2.12                      Real Property

         Schedule 2.14                      Accounts and Notes Receivable

         Schedule 2.15                      Permits and Licenses

         Schedule 2.16                      Banking Arrangements



                                LIST OF EXHIBITS


         EXHIBIT                            DESCRIPTION
         -------                            -----------
         Exhibit 4.1                        Consulting Agreement

         Exhibit 4.2                        Warrant

                                  SCHEDULE 2.1





                               ARTICLES AND BYLAWS









                                                                 (SEE ATTACHED)

                                  SCHEDULE 2.6





                              FINANCIAL STATEMENTS











                                                                  (SEE ATTACHED)

                                  SCHEDULE 2.12





                                  REAL PROPERTY

















                                                                          (NONE)

                                  SCHEDULE 2.14





                          ACCOUNTS AND NOTES RECEIVABLE







                                       (SEE FINANCIAL STATEMENTS - SCHEDULE 2.6)

                                  SCHEDULE 2.15





                              PERMITS AND LICENSES














                                                                  (SEE ATTACHED)

                                  SCHEDULE 2.16





                              BANKING ARRANGEMENTS






                              BANKADRES F.P.N. BV:

                                    RABOBANK
                                  P.O. BOX 259
                                1430 BG AALSMEER

                             ACCT. NR. 30.01.57.630

                                  EXHIBIT 4.1



                              CONSULTING AGREEMENT














                                                                  (SEE ATTACHED)

                                   EXHIBIT 4.2



                                     WARRANT












                                                                  (SEE ATTACHED)